UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2856 Colorado Avenue
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Entry into Amended and Restated Equity Exchange Agreement

On October 29, 2024, Super League Enterprise, Inc. (the “Company”) entered into an Amended and Restated Equity Exchange Agreement (the “Amended Exchange Agreement”) with Infinite Reality, Inc. (“Infinite Reality”), which amended and restated that certain Equity Exchange Agreement, dated September 30, 2024 (the “Exchange Agreement”). Pursuant to the Amended Exchange Agreement, the Company will be issuing an aggregate total of 2,499,090 shares of common stock, par value $0.001 per share (“Common Stock”), in exchange for 216,831 shares of Infinite Reality common stock (“Infinite Reality Common Stock” and collectively, the “Exchange”). The Exchange will be consummated across two closings: (i) an initial closing of 1,215,279 shares of Common Stock in exchange for 105,445 shares of Infinite Reality Common Stock (the “Initial Closing”); and (ii) a second closing, subject to the approval of the Company’s stockholders, of 1,283,811 shares of Common Stock for 111,386 shares of Infinite Reality Common Stock. All other terms of the Exchange Agreement were not modified.

The Exchange Shares, once exchanged pursuant to the Amended Exchange Agreement, will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Amended Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The Amended Exchange Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Infinite Reality

Entry into Indemnification Agreements with Directors

On October 29, 2024, the Board of Directors of the Company (the “Board”) approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into such an Indemnification Agreement with each of the directors of the Company. The form of Indemnification Agreement provides for indemnification for all expenses and claims that a director incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, agent or fiduciary of the Company, with such indemnification to be paid within 30 days after demand.

The Indemnification Agreement provides that no indemnification will generally be provided (1) for claims brought by the director, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or if the Delaware General Corporation Law requires providing indemnification because the director has been successful on the merits of such claim, among other exceptions, (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) indemnify or advance funds to a director for a director’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by any director, or payment of any profits realized by a director from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or under any clawback policy adopted by the Company, including claw back provisions adopted to comply with Rule 10D-1 under the Exchange Act and applicable stock exchange listing requirements, or the payment to the Company of profits arising from the purchase or sale by a director of securities in violation of Section 306 of the Sarbanes-Oxley Act), and (4) for which payment has actually been made to or on behalf of a director, under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) of the Exchange Act and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.  Indemnification will be provided to the extent permitted by law, the Company’s certificate of incorporation and bylaws, and to a greater extent if by law the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

The foregoing description of the form of Indemnification Agreement is not complete and is qualified in its entirety by reference to the form of Indemnification Agreement filed herewith as Exhibit 10.2, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2024, in connection with the consummation of the Initial Closing, the Company appointed Clark Callander to the Board, to serve until the Company’s next annual meeting of stockholders or until his earlier resignation or his successor is duly elected and qualified.

Mr. Callander, 66, is currently the Co-Founder and Managing Partner of Albany Road Real Estate Partners, LLC, having served in that capacity since 2012. From 2003 to 2020, he was a Co-Founder and a member of the leadership of GCA Advisors LLC (TSE: 2174). Prior to his roles at GCA and Albany Road, Clark was a management team member at Robertson Stephens & Company from 1993 to 2002. While at Robertson Stephens, he started the Private Capital Group, headed European Investment Banking, and was co-head of Global Corporate Finance. He currently serves (or has served) as a Director of Infinite Reality, Sugar Bowl Ski Resort & Development Corp., and ChaSerg Technology Acquisition Corp. (NASD: CTAC). Mr. Callander earned a Bachelor of Sciences from Stanford University, and an M.B.A. from the Joseph Wharton School.

On October 4, 2024, the Company inadvertently announced the appointment of Mr. Callander to the Board, together with the entry into the Exchange Agreement with Infinite Reality. Mr. Callander was designated by Infinite Reality to serve on the Board pursuant to a binding Term Sheet, dated September 30, 2024, entered into between the Company and Infinite Reality (the “Term Sheet”); however, Mr. Clark’s appointment was to be effective upon the consummation of the Initial Closing. Accordingly, Mr. Callander was officially appointed as a member of the Board in connection with the consummation of the Initial Closing. Mr. Callander also entered into an Indemnification Agreement with the Company upon his appointment. Except as disclosed herein, there are no related party transactions between the Company and Mr. Callander that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with his appointment as a member of the Board. For more information on the Term Sheet, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 4, 2024.  For more information on the Indemnification Agreement, see Item 1.01 “Entry into a Material Agreement,” above, under the Section “Entry into Indemnification Agreements with Directors.”

Item 8.01.	Other Events

On October 29, 2024, the Company issued a press release announcing the Amended Exchange Agreement and the appointment of Mr. Callander. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1*	Amended and Restated Equity Exchange Agreement, dated October 29, 2024
10.2*	Form of Indemnification Agreement
99.1**	Press Release issued by Super League Enterprise, Inc. on October 29, 2024
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.
** Furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: October 29, 2024	By:	/s/ Clayton Haynes
Clayton Haynes
Chief Financial Officer